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MERRILL LYNCH

                                                                   EXHIBIT 23.22

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

     We hereby consent to the use of our opinion letter dated February 10, 1998 to the Board of Directors of Interstate Hotels Company included as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Interstate Hotels Company with and into Patriot American Hospitality, Inc. and to the references to such opinion and to our firm in such Joint Proxy Statement/Prospectus under the caption "The Merger and Subscription--Opinion of Financial Advisor to Interstate." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                    INCORPORATED

                                        By:  /s/ Michael Profenius
                                           ----------------------------------
                                           Name: Michael Profenius
                                           Title: Managing Director

February 12, 1998